CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, J. Stephen Barley, President, Secretary and Treasurer of Tuscany Minerals, Ltd., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           the Quarterly Report on Form 10-QSB of Tuscany Minerals, Ltd. for the quarterly period ended September 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Tuscany Minerals, Ltd.

Dated: November 10, 2005

/s/ J. Stephen Barley

J. Stephen Barley

President, Secretary and Treasurer

(Principal Executive and Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tuscany Minerals, Ltd. and will be retained by Tuscany Minerals, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.

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